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       [LETTERHEAD OF BASARAN SERBEST MUHASEBECI MALI MUSAVIRILIK A.S.]

                                                                    Exhibit 23.3

To the Board of Directors
of Nacanco Paketleme Sanayi ve Ticaret A.S.

8 June 1999

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of the Fairchild Corporation of our report dated 12 March 1998 on the audit of the financial statements of Nacanco Paketleme Sanayi ve Ticaret A.S. appearing in The Fairchild Corporation Current Report on Form 8-K dated June 26, 1998 and as incorporated by reference in The Fairchild Corporation Annual Report on Form 10-K for the year ended June 30, 1998.

Regards

/s/Zeynep Uras, SMMM

Zeynep Uras, SMMM
Partner